Exhibit 10.34

AMENDMENT TO PLACEMENT AGENCY AGREEMENT

This amendment dated November 8, 2006 (the “Amendment”) to the Placement Agency Agreement dated as of October 17, 2006 (the “Agreement”) is made by and between Commonwealth Associates, L.P., a New York limited partnership (“Commonwealth”) and Averion International Corp., a Delaware corporation (the “Company”). Capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement, except as otherwise set forth herein.

WHEREAS, Commonwealth and the Company wish to amend the terms of the Agreement to reflect a reduction in the Minimum Offering.

NOW, THEREFORE, the parties hereto agree as follows:

1. The second paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company proposed to offer for sale solely to “accredited investors,” in a private placement (the “Placement”), shares of its common stock (the “Shares”) at a purchase price (the “Purchase Price”) equal to $0.15 per share, as negotiated by the Company and the investors in the Placement based on a discount to the average trading price at the time of the initial closing of the Placement (the “Initial Closing”).  A minimum of $4,000,000 (the “Minimum Offering”) and a maximum of $10,000,000 (the “Maximum Offering”) of Shares will be sold in the Placement. The Maximum Offering may be increased by $5,000,000 by mutual agreement of the Company and Commonwealth to cover over-subscriptions.”

2. Effectiveness. This Amendment shall be deemed effective as of the date hereof.

3. Miscellaneous.

a.     Agreement Amended.  Subject to the provisions of this Section 3, this Amendment shall be deemed to be an amendment to the Agreement.  All references to the Agreement in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the Agreement as amended hereby.

b.     Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Company, the Placement Agents and their respective successors and assigns.

c.     Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles.

d.     Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the parties hereto have each caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of this day and year first above written.

AVERION INTERNATIONAL CORP.

By:	/s/ Dr. Philip T. Lavin
Name: Dr. Philip T. Lavin
Title: Chief Executive Officer

Agreed: COMMONWEALTH ASSOCIATES, L.P.

By:	Commonwealth Associates Management Company, Inc.

By:	/s/ Robert O’Sullivan
Name: Robert O’ Sullivan
Title: President